Exhibit 99.1
For Immediate Release
athenahealth Announces Senior Management Addition and Changes
•	Todd Park to focus on strategy as Chief Athenista; elected to Board of Directors

•	Robert Cosinuke hired as Chief Marketing Officer
WATERTOWN, MA — December 14, 2007 — athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services to physician practices, today announced changes to the Company’s senior leadership.
Todd Park, Co-Founder and Chief Development Officer of athenahealth, will assume the new role of Chief Athenista in order to focus on long-term strategy and also will join the Board of Directors, effective January 1, 2008. In this role, Mr. Park will assess the rapidly evolving health care landscape, envision athenahealth’s place within it, and explore significant opportunities for the Company. In his new role, Mr. Park will be stepping down from the senior leadership team and out of responsibility for day-to-day management affairs. He will continue to report to Jonathan Bush, athenahealth’s Chairman and CEO.
“As Chief Athenista and as a member of our Board of Directors, Todd will be able to more readily focus on the strategic direction of athenahealth and on expanding the Company’s leadership position within the health care community,” said Jonathan Bush. “Today’s announcement highlights the Company’s continued efforts to broaden our leadership team as we grow our market position, services, and brand.”
Mr. Park commented, “I am tremendously proud of our success to date and am incredibly excited about the opportunities in front of us. We have a terrific team, a compelling vision, and a passionate commitment to making a big difference in health care. This role will enable me to focus on our long-term strategy so that we can make our vision a reality.”
athenahealth also announced that it has hired Robert Cosinuke as Chief Marketing Officer, effective January 1, 2008. In this role, Mr. Cosinuke will lead the Company’s marketing and product development initiatives. Prior to joining athenahealth, Mr. Cosinuke was a Co-Founder and a regional President of Digitas, Inc., one of the world’s leading digital marketing and media companies. He will also report to Jonathan Bush.
“Rob brings tremendous experience leading marketing programs for many of the world’s top brands and will be a major asset as we grow our network of physicians and continue to develop innovative solutions for them,” said Mr. Bush.
“I could not be more excited to join athenahealth, as I feel the company is at the forefront of changing the way medical groups conduct business and deliver care,” said Mr. Cosinuke. “athenahealth and its services have emerged as true disrupters in the ambulatory market, and I look forward to continuing to grow awareness of our brand and the power of our products.”
About athenahealth
athenahealth is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic medical record (EMR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding business outlook and the benefits of the Company’s service offerings. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risk associated with our expectations regarding the timing and likelihood of achieving profitability; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; the risk that our services offerings will not operate in the manner that we expect, including interruptions in service or errors or omissions that may occur in our rules engine and databases; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission and available on its investor relations website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov, including athenahealth’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
Contacts:
John Hallock (Media)
Manager, Public Affairs & Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com
Carl Byers (Investors)
Chief Financial Officer
athenahealth, Inc
(617) 402-1113
IR@athenahealth.com
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